Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

SOUL BIOTECHNOLOGY CORPORATION

(the “Company”)

WHEREAS:

A.	David Lazar has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and remain as a Member of the Board of Directors of the Company.

B.	Rachel Martinuik has consented to act as the new CEO, CFO, Treasurer, and a Member of the Board of Directors of the Company.

C.	Nichol Martinuik has consented to act as the new President, Secretary, and a Member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

D.	David Lazar stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

E.	Rachel Martinuik shall act as the new CEO, CFO, Treasurer, and a Member of the Board of Directors of the Company.

F.	Nichol Martinuik shall act as the new President, Secretary, and a Member of the Board of Directors of the Company.

Effective date: March 13, 2023

/s/ David Lazar
David Lazar

/s/ Rachel Martinuik
Rachel Martinuik

/s/ Nichol Martinuik
Nichol Martinuik